Exhibit 10.1

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of January 5, 2018 (the “Effective Date”) among SILICON VALLEY BANK, a California corporation (“Bank”), and LIPOCINE INC., a Delaware corporation (“Parent”), and LIPOCINE OPERATING INC., a Delaware corporation (“Lipocine Operating” and together with Parent, individually and collectively, jointly and severally, “Borrower”), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. The parties agree as follows:

1	ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP; provided that if at any time any change in GAAP would affect the computation of any financial covenant or requirement set forth in any Loan Document, and either Borrower or Bank shall so request, Borrower and Bank shall negotiate in good faith to amend such financial covenant or requirement to preserve the original intent thereof in light of such change in GAAP; provided, further, that until so amended, (a) such financial covenant or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrower shall provide Bank financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such financial covenant or requirement made before and after giving effect to such change in GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code to the extent such terms are defined therein.

2	LOAN AND TERMS OF PAYMENT

2.1         Promise to Pay. Borrower hereby unconditionally promises to pay Bank the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon as and when due in accordance with this Agreement.

2.1.1      Growth Capital Loan.

(a)          Availability. Subject to the terms and conditions of this Agreement, Bank agrees to make a single advance to Borrower (the “Growth Capital Advance”) on or about the Effective Date in an amount equal to the Growth Capital Loan Commitment.

(b)          Repayment of Growth Capital Advance.

(i)          Interest-Only Payments. For the Growth Capital Advance, Borrower shall make monthly payments of interest-only commencing on the first (1st) Business Day of the first (1st) month following the month in which the Funding Date occurs with respect to the Growth Capital Advance and continuing thereafter during the Interest-Only Period, on the first (1st) Business Day of each successive month.

(ii)         Principal and Interest Payments. Following the last day of the Interest-Only Period, Borrower shall make consecutive equal monthly payments of principal, plus monthly payments of accrued and unpaid interest, commencing on the first (1st) Business Day of the first (1st) month after the Interest-Only Period (the “Conversion Date”), in amounts that would fully amortize the Growth Capital Advance, as of the Conversion Date, over the Repayment Period. The Final Payment and all unpaid principal and accrued and unpaid interest on the Growth Capital Advance is due and payable in full on the Growth Capital Maturity Date.

(c)          Voluntary Prepayment. Borrower shall have the option to prepay the Growth Capital Advance in full, provided Borrower (i) shall provide written notice to Bank of its election to prepay the Growth Capital Advance at least ten (10) days prior to such prepayment and (ii) pays, on the date of such prepayment, (A) all outstanding principal and accrued but unpaid interest, plus (B) the Prepayment Fee, plus (C) the Final Payment, plus (D) all other sums, including Bank Expenses, if any, that shall have become due and payable.

(d)          Mandatory Prepayment Upon an Acceleration. If the Growth Capital Advance is accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of (i) all outstanding principal and accrued but unpaid interest, plus (ii) the Prepayment Fee, plus (iii) the Final Payment, plus (iv) all other sums, including Bank Expenses, if any, that shall have become due and payable.

2.2	Payment of Interest on the Credit Extensions.

(a)          Interest Rate. Subject to Section 2.2(b), the principal amount outstanding for the Growth Capital Advance shall accrue interest at a floating per annum rate equal to one percentage point (1.0%) above the Prime Rate, which shall be payable monthly in accordance with Section 2.2(d) below.

(b)          Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is five percentage points (5.00%) above the rate that is otherwise applicable thereto (the “Default Rate”). Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Bank Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 2.2(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

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(c)          Adjustment to Interest Rate. Changes to the interest rate of any Credit Extension based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of any such change.

(d)          Payment; Interest Computation. Interest is payable monthly on the first calendar day of each month and shall be computed on the basis of a 360-day year for the actual number of days elapsed. In computing interest, (i) all payments received after 12:00 p.m. Pacific time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of any Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.

2.3	Fees. Borrower shall pay to Bank the following:

(a)          Final Payment. The Final Payment, when due hereunder;

(b)          Prepayment Fee. The Prepayment Fee, when due hereunder; and

(c)          Expenses. All Bank Expenses (including reasonable attorneys’ fees and expenses, plus expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due (or, if no stated due date, upon demand by Bank). Bank shall apply to such Bank Expenses the $25,000 good faith deposit that the Borrower deposited with the Bank prior to the Effective Date and, following such application, shall refund to the Borrower any remaining portion of such deposit.

(d)          Fees Fully Earned. Unless otherwise provided in this Agreement or in a separate writing by Bank, Borrower shall not be entitled to any credit, rebate, or repayment of any fees earned by Bank pursuant to this Agreement notwithstanding any termination of this Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder. Bank may deduct amounts owing by Borrower under the clauses of this Section 2.3 pursuant to the terms of Section 2.4(c). Bank shall provide Borrower written notice of deductions made from the Designated Deposit Account pursuant to the terms of the clauses of this Section 2.3.

2.4	Payments; Application of Payments; Debit of Accounts.

(a)          All payments to be made by Borrower under any Loan Document shall be made in immediately available funds in Dollars, without setoff or counterclaim, before 12:00 p.m. Pacific time on the date when due. Payments of principal and/or interest received after 12:00 p.m. Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

(b)          Prior to the occurrence of an Event of Default, payments shall be applied first to any Obligations that are then due and owing and then thereafter as determine by Bank. Upon and during the continuance of an Event of Default, Bank has the exclusive right to determine the order and manner in which all payments with respect to the Obligations may be applied. Except as specified immediately above, Borrower shall have no right to specify the order or the accounts to which Bank shall allocate or apply any payments required to be made by Borrower to Bank or otherwise received by Bank under this Agreement when any such allocation or application is not specified elsewhere in this Agreement.

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(c)          Bank may debit any of Borrower’s deposit accounts, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes Bank when due. These debits shall not constitute a set-off.

2.5         Withholding. Payments received by Bank from Borrower under this Agreement will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority (including any interest, additions to tax or penalties applicable thereto, but excluding, for the avoidance of doubt, taxes based on the net income of Bank). Specifically, however, if at any time any Governmental Authority, applicable law, regulation or international agreement requires Borrower to make any withholding or deduction from any such payment or other sum payable hereunder to Bank, Borrower hereby covenants and agrees that the amount due from Borrower with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, Bank receives a net sum equal to the sum which it would have received had no withholding or deduction been required, and Borrower shall pay the full amount withheld or deducted to the relevant Governmental Authority. Borrower will, upon request, furnish Bank with proof reasonably satisfactory to Bank indicating that Borrower has made such withholding payment; provided, however, that Borrower need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by Borrower. The agreements and obligations of Borrower contained in this Section 2.5 shall survive the termination of this Agreement.

3	CONDITIONS OF LOANS

3.1         Conditions Precedent to Initial Credit Extension. Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation:

(a)          duly executed signatures in PDF to the Loan Documents, followed by duly executed original signatures to the Loan Documents within five (5) Business Days;

(b)          the Operating Documents and long-form good standing certificates of Borrower and its Subsidiaries certified by the Secretary of State (or equivalent agency) of Borrower’s and such Subsidiaries’ jurisdiction of organization or formation and each jurisdiction in which Borrower and each Subsidiary is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the Effective Date;

(c)          duly executed original signatures to the completed Borrowing Resolutions for Borrower;

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(d)          certified copies, dated as of a recent date, of financing statement searches, as Bank may request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens, or have been, or in connection with the initial Credit Extension will be, terminated or released;

(e)          the Perfection Certificate executed by Borrower; and

(f)          payment of the fees and Bank Expenses then due as specified in Section 2.3 hereof.

3.2         Conditions Precedent to all Credit Extensions. Bank’s obligations to make each Credit Extension, including the initial Credit Extension, are subject to the following conditions precedent:

(a)          timely receipt of an executed Payment/Advance Form;

(b)          the representations and warranties in this Agreement shall be true, accurate, and complete in all material respects on the date of the Payment/Advance Form and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true, accurate, and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and

(c)          Bank determines to its satisfaction that no Material Adverse Change has occurred.

3.3         Covenant to Deliver.

(a)          Except as otherwise provided in Section 3.3(b), Borrower agrees to deliver to Bank each item required to be delivered to Bank under this Agreement as a condition precedent to any Credit Extension. Borrower expressly agrees that a Credit Extension made prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Borrower’s obligation to deliver such item, and any such Credit Extension in the absence of a required item shall be made in Bank’s sole discretion.

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(b)          Unless otherwise provided in writing, within thirty (30) days after the Effective Date:

(i)          Borrower shall have used commercially reasonable efforts to obtain and deliver to Bank a landlord’s consent in favor of Bank for Borrower’s location in the State of Utah by the landlord thereof, in form and substance reasonably satisfactory to Bank, together with the duly executed original signatures thereto (for the avoidance of doubt, such commercially reasonable efforts standard shall apply so long as the aggregate value of Collateral held in such location does not exceed $100,000);

(ii)         Borrower shall have delivered to Bank evidence reasonably satisfactory to Bank that the insurance policies and endorsements required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses and cancellation notice to Bank (or endorsements reflecting the same) in favor of Bank;

(iii)        Borrower shall have used commercially reasonable efforts to obtain and deliver to Bank a Control Agreement or other appropriate instrument with respect to each of the Chase Accounts (other than deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such), in form and substance reasonably satisfactory to Bank; provided that if, within such thirty (30) day period, Borrower shall have been unable to obtain and deliver such a Control Agreement to Bank, then Borrower shall close such Chase Accounts and transfer the deposits held therein to accounts held with Bank and/or Bank’s Affiliates on or before that date which is one hundred twenty (120) days following the Effective Date; and

(iv)        Borrower shall have delivered to Bank the original stock certificates representing all the shares of Lipocine Operating, and the stock certificates representing the shares of any other Subsidiaries of Borrower which constitute Collateral, in each case, to the extent such shares are certificated, together with stock powers signed in blank by the applicable owner of such shares for each certificate so delivered, all in form and substance reasonably satisfactory to Bank.

3.4         Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of a Credit Extension set forth in this Agreement, to obtain a Credit Extension, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 p.m. Pacific time on the Funding Date of the Credit Extension. Together with any such electronic or facsimile notification, Borrower shall deliver to Bank by electronic mail or facsimile a completed Payment/Advance Form executed by a Responsible Officer or his or her designee. Bank may rely on any telephone notice given by a person who Bank believes is a Responsible Officer or designee. Bank shall credit Credit Extensions to the Designated Deposit Account. Bank may make Credit Extensions under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Credit Extensions are necessary to meet Obligations that have become due.

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4	CREATION OF SECURITY INTEREST

4.1         Grant of Security Interest. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank.  Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that may have superior priority to Bank’s Lien in this Agreement).

If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are paid in full in cash, and at such time, Bank shall, at Borrower’s sole cost and expense, terminate its security interest in the Collateral and all rights therein shall revert to Borrower. In the event (x) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are paid in full in cash, and (y) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any. In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to Bank cash collateral in an amount equal to (x) if such Letters of Credit are denominated in Dollars, then at least one hundred five percent (105.0%); and (y) if such Letters of Credit are denominated in a Foreign Currency, then at least one hundred ten percent (110.0%), of the Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to such Letters of Credit.

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4.2         Priority of Security Interest. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected (to the extent perfection may be achieved by the filing of financing statements or by control, or in the case of investment property, by possession) security interest in the Collateral (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Bank’s Lien under this Agreement). If Borrower shall acquire a commercial tort claim with a value exceeding Twenty-Five Thousand Dollars ($25,000) (which limitation shall not apply if an Event of Default is continuing), Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.

4.3         Authorization to File Financing Statements. Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Bank’s interest or rights hereunder. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Bank’s discretion.

5	REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1         Due Organization, Authorization; Power and Authority. Borrower is duly existing and in good standing as a Registered Organization in its jurisdiction of formation and is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business. In connection with this Agreement, Borrower has delivered to Bank completed certificates each signed by Borrower, entitled “Perfection Certificate” (each, a “Perfection Certificate”). Borrower represents and warrants to Bank that (a) Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Borrower is an organization of the type, and is organized in the jurisdiction, set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Borrower’s organizational identification number or accurately states that Borrower has none; (d) the Perfection Certificate (as updated from time to time pursuant to the terms hereof) accurately sets forth , as of the date thereof, Borrower’s place of business, or, if more than one, its chief executive office as well as Borrower’s mailing addresses (if different than their chief executive office); (e) except as set forth in the Perfection Certificate, Borrower (and each of their predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate (as updated from time to time pursuant to the terms hereof) pertaining to Borrower and each of its Subsidiaries is accurate and complete (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date by delivering a new Perfection Certificate or by disclosing such updates on a quarterly Compliance Certificate to the extent such updates result from actions, transactions or circumstances that are not prohibited by this Agreement and all references to “Perfection Certificate” shall hereinafter be deemed to be a reference to the updated Perfection Certificate)). If Borrower is not now a Registered Organization but later becomes one, Borrower shall promptly notify Bank of such occurrence and provide Bank with Borrower’s organizational identification number.

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The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict with or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect and filings to perfect the security interests created by the Loan Documents) or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower’s business.

5.2         Collateral. Borrower has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. Borrower has no Collateral Accounts at or with any bank or financial institution other than Bank or Bank’s Affiliates except for the Collateral Accounts described in the Perfection Certificate delivered to Bank in connection herewith and which Borrower has taken such actions as are necessary to give Bank a perfected security interest therein, pursuant to the terms of Section 6.6(b). The Accounts are bona fide, existing obligations of the Account Debtors.

The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate (as updated from time to time pursuant to the terms of Section 5.1) and except as permitted by Section 7.2. None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate(as updated from time to time pursuant to the terms of Section 5.1) or as permitted pursuant to Section 7.2.

All Inventory is in all material respects of good and marketable quality, free from material defects.

Borrower is the sole owner of the Intellectual Property which it owns or purports to own except for (a) non-exclusive licenses granted to its customers in the ordinary course of business, (b) over-the-counter software that is commercially available to the public, (c) material Intellectual Property licensed to Borrower and noted on the Perfection Certificate (as updated from time to time pursuant to Section 5.1), and (d) non-material Intellectual Property which has been abandoned or terminated in the exercise of Borrower’s reasonable business judgment in accordance with the terms of this Agreement. Each Patent which it owns or purports to own and which is material to Borrower’s business is valid and enforceable, and no part of the Intellectual Property which Borrower owns or purports to own and which is material to Borrower’s business has been judged by the United States Patent and Trademark Office, the United States Copyright Office, or any court of competent jurisdiction invalid or unenforceable, in whole or in part. To the best of Borrower’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim would not reasonably be expected to have a material adverse effect on Borrower’s business.

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Except as noted on the Perfection Certificate (as updated from time pursuant to Section 5.1) or as disclosed to Bank pursuant to Section 6.8(b) from time to time, Borrower is not a party to, nor is it bound by, any Restricted License.

5.3           Litigation. Except as noted on the Perfection Certificate (as updated from time to time pursuant to Section 5.1), there are no actions or proceedings pending or, to the knowledge of any Responsible Officer, threatened in writing by or against Borrower or any of its Subsidiaries involving more than One Hundred Thousand Dollars ($100,000) individually or in the aggregate.

5.4           No Material Deviation in Financial Statements. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Bank fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations, in each case as of the respective dates thereof, all in accordance with GAAP, subject, in the case of interim financial statements, to the absence of footnotes and normal year-end adjustments. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5           Solvency. The fair salable value of Borrower’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of Borrower’s liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6           Regulatory Compliance. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower (a) has complied in all material respects with all Requirements of Law, and (b) has not violated any Requirements of Law the violation of which could reasonably be expected to have a material adverse effect on its business. None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted in all material respects.

5.7           Subsidiaries; Investments. Borrower does not own any stock, partnership, or other ownership interest or other equity securities except for Permitted Investments.

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5.8           Tax Returns and Payments; Pension Contributions. Borrower has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except (a) to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, or (b) if such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed Ten Thousand Dollars ($10,000).

To the extent Borrower defers payment of any contested taxes, Borrower shall (i) notify Bank in writing of the commencement of, and any material development in, the proceedings, and (ii) post bonds or take any other steps required to prevent the Governmental Authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien.” Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which could result in additional taxes becoming due and payable by Borrower in excess of Ten Thousand Dollars ($10,000). Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

5.9           Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions solely as working capital to fund its general business requirements and not for personal, family, household or agricultural purposes.

5.10         Full Disclosure. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.11         Definition of “Knowledge.” For purposes of the Loan Documents, whenever a representation or warranty is made to Borrower’s knowledge or awareness, to the “best of” Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer.

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6	AFFIRMATIVE COVENANTS

Borrower shall do all of the following:

6.1         Government Compliance.

(a)          Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower shall comply, and have each Subsidiary comply, in all material respects, with all laws, ordinances and regulations to which it is subject.

(b)          Obtain all of the Governmental Approvals necessary for the performance by Borrower of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Bank in the Collateral. Borrower shall promptly provide copies of any such obtained Governmental Approvals to Bank.

6.2         Financial Statements, Reports, Certificates. Provide Bank with the following:

(a)          Quarterly Financial Statements. As soon as available, but no later than forty-five (45) days after the last day of each quarter (other than with respect to the quarter ending at the end of Borrower’s fiscal year), a company prepared consolidated balance sheet and income statement covering Parent’s and each of its Subsidiary’s operations for such quarter certified by a Responsible Officer and in a form acceptable to Bank (the “Quarterly Financial Statements”);

(b)          Annual Audited Financial Statements. As soon as available, and in any event within ninety (90) days following the end of Parent’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements (provided however, that Borrower's unqualified opinion on financial statements may contain a qualification as to going concern typical for venture backed companies similar to Borrower) from an independent certified public accounting firm acceptable to Bank in its reasonable discretion (the “Annual Financial Statements”);

(c)          Compliance Certificates. Within forty-five (45) days (or ninety (90) days with respect to the quarter ending at the end of Borrower’s fiscal year) after the last day of each quarter and together with the Quarterly Financial Statements and, as appropriate, the Annual Financial Statements, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such quarter, Borrower was in full compliance with all of the terms and conditions of this Agreement (except as noted therein), and setting forth such other information as Bank may reasonably request;

(d)          Annual Operating Budget and Financial Projections. Within thirty (30) days after the end of each fiscal year of Borrower (and more frequently as updated), (i) annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the following fiscal year of Borrower, and (ii) annual financial projections for the following fiscal year (on a quarterly basis) as approved by Borrower’s board of directors, together with any related business forecasts used in the preparation of such annual financial projections;

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(e)          Other Statements. Within five (5) days of delivery, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt, in each case to the extent same have not been previously furnished to the bank;

(f)          SEC Filings. Within five (5) days of filing, copies of all periodic and other reports, proxy statements and other materials (in each case to the extent material) filed by Borrower with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to its shareholders, as the case may be. Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower posts such documents, or provides a link thereto, on Borrower’s website on the Internet at Borrower’s website address; provided, however, Borrower shall promptly notify Bank in writing (which may be by electronic mail) of the posting of any such documents;

(g)          Legal Action Notice. A prompt report of any legal actions pending or threatened in writing against Borrower or any of its Subsidiaries that could result in damages or costs to Borrower or any of its Subsidiaries of, individually or in the aggregate, One Hundred Thousand Dollars ($100,000) or more; and

(h)          Other Financial Information. Other financial information reasonably requested by Bank.

6.3         Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its Account Debtors shall follow Borrower’s customary practices as they exist at the Effective Date. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than One Hundred Thousand Dollars ($100,000).

6.4         Taxes; Pensions. Timely file, and require each of its Subsidiaries to timely file, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.8 hereof, and shall deliver to Bank, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.5         Insurance.

(a)          Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Bank may reasonably request. Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of Borrower, and in amounts that are reasonably satisfactory to Bank. All property policies shall have a lender’s loss payable endorsement showing Bank as lender loss payee. All liability policies shall show, or have endorsements showing, Bank as an additional insured. Bank shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral.

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(b)          Proceeds payable under any property policy are, at Bank’s option, payable to Bank on account of the Obligations. Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Borrowers shall have the option of applying the proceeds of any casualty policy up to One Hundred Thousand Dollars ($100,000.00) in the aggregate for all losses under all casualty policies in any one year, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Bank has been granted a first priority security interest, and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Bank, be payable to Bank on account of the Obligations.

(c)          At Bank’s request, Borrower shall deliver certified copies of insurance policies and evidence of all premium payments. Each provider of any such insurance required under this Section 6.5 shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Bank, that it will give Bank thirty (30) days (or ten (10) days for nonpayment of premium) prior (or, if the relevant insurance company confirms in writing that it does not customarily allow endorsement of its policies to give such prior notice, concurrent) written notice before any such policy or policies shall be materially altered or canceled. If Borrower fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Bank deems prudent.

6.6         Operating Accounts.

(a)          Maintain all of its operating and other deposit accounts and securities accounts with Bank and Bank’s Affiliates. Notwithstanding anything to the contrary, Borrower shall be permitted to maintain its accounts with JP Morgan Chase as disclosed on the Perfection Certificate delivered to Bank as of the Effective Date (the “Chase Accounts”) so long as the aggregate balance in such accounts does not exceed Five Hundred Thousand Dollars ($500,000) at any time.

(b)          In addition to and without limiting the restrictions in (a), Borrower shall provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder, which control agreements may not be terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such.

6.7         Reserved.

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6.8         Protection of Intellectual Property Rights.

(a)        (i) Undertake commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its Intellectual Property material to the Borrower’s business; (ii) promptly advise Bank in writing of material infringements or any other event that could reasonably be expected to materially and adversely affect the value of its Intellectual Property; and (iii) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent.

(b)          Provide written notice to Bank within twenty (20) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public). Borrower shall take such commercially reasonable steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under this Agreement and the other Loan Documents.

6.9         Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Bank, without expense to Bank, Borrower and its officers, employees and agents and Borrower’s books and records, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to Borrower.

6.10       Access to Collateral; Books and Records. Allow Bank, or its agents, at reasonable times, on two (2) Business Day’s notice (provided no notice is required if an Event of Default has occurred and is continuing), to inspect the Collateral and audit and copy Borrower’s Books. Such inspections or audits shall be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Bank shall determine is necessary. The foregoing inspections and audits shall be at Borrower’s expense. In the event Borrower and Bank schedule an audit more than ten (10) days in advance, and Borrower cancels or seeks to reschedule the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies), Borrower shall pay Bank a fee of One Thousand Dollars ($1,000) plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.

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6.11         Formation or Acquisition of Subsidiaries. Notwithstanding and without limiting the negative covenants contained in Section 7.3 and 7.7 hereof, at the time that Borrower forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Effective Date, Borrower shall (a) cause such new Subsidiary to provide to Bank a joinder to this Agreement to cause such Subsidiary to become a co-borrower hereunder together with such appropriate financing statements and/or Control Agreements, all in form and substance reasonably satisfactory to Bank (including being sufficient to grant Bank a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), (b) provide to Bank appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Bank, and (c) provide to Bank all other documentation in form and substance satisfactory to Bank, including one or more opinions of counsel satisfactory to Bank, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 6.13 shall be a Loan Document. Notwithstanding anything to the contrary, in no event shall (a) any Foreign Subsidiary be required to become a Borrower or Guarantor hereunder or to grant a Lien in its assets or (b) more than 65% of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any Foreign Subsidiary which shares entitle the holder thereof to vote for directors or any other matter be pledged, in each case to the extent that same would cause any Borrower adverse tax consequences under Internal Revenue Code Section 956 or any successor statute during the subject fiscal year.

6.12         Further Assurances. Execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s Lien in the Collateral or to effect the purposes of this Agreement.

6.13         Financial Trigger. From and at all times after the Financial Trigger Event but prior to the Financial Trigger Release Event, Borrower shall deliver to and maintain with Bank, Pledged Collateral in an amount of not less than the Minimum Cash Collateral Value.

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7	NEGATIVE COVENANTS

Borrower shall not do any of the following without Bank’s prior written consent:

7.1         Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the ordinary course of business of Borrower; (c) consisting of Permitted Liens and Permitted Investments; (d) consisting of the sale or issuance of any stock of Borrower permitted under Section 7.2 of this Agreement; (e) consisting of Borrower’s use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; (f) of non-exclusive licenses for the use of the property of Borrower or its Subsidiaries in the ordinary course of business and licenses that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas, (g) transfers of assets among Borrowers or Subsidiaries that are secured Guarantors, (h) transfers of assets in an aggregate amount not to exceed One Hundred Thousand Dollars ($100,000) in any fiscal year (A) by Borrowers to their Subsidiaries that are not Borrowers or secured Guarantors hereunder and (B) by Subsidiaries that are not Borrowers or secured Guarantors hereunder to other Subsidiaries that are not Borrowers or secured Guarantors hereunder or to a Borrower; and (i) so long as no Event of Default has occurred and is continuing, other dispositions of assets (other than Intellectual Property) not otherwise permitted by this Section 7.1 with a fair market value not to exceed One Hundred Thousand Dollars ($100,000.00) in the aggregate in any fiscal year.

7.2         Changes in Business, Management, Control or Business Locations.

(a)          Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; (c) fail to provide notice to Bank of any Key Person departing from or ceasing to be employed by Borrower within five (5) Business Days after such Key Person’s departure from Borrower; or (d)  permit or suffer any Change in Control.

Borrower shall not, without at least thirty (30) days prior written notice to Bank: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than One Hundred Thousand Dollars ($100,000) in Borrower’s assets or property) or deliver any portion of the Collateral valued, individually or in the aggregate, in excess of One Hundred Thousand Dollars ($100,000) to a bailee at a location other than to a bailee and at a location already disclosed in the Perfection Certificate, (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization. If Borrower intends to deliver any portion of the Collateral valued, individually or in the aggregate, in excess of One Hundred Thousand Dollars ($100,000) to a bailee, and Bank and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which Borrower intends to deliver the Collateral, then Borrower will first receive the written consent of Bank, and such bailee shall execute and deliver a bailee agreement in form and substance satisfactory to Bank.

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7.3           Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary), except for Subsidiaries formed in accordance with Section 6.11. Notwithstanding anything to the contrary, a Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.4           Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5           Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, in each case except for Permitted Liens; permit any Collateral not to be subject to the first priority security interest granted herein (which Collateral may be subject to Permitted Liens); or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person that directly or indirectly prohibits, or has the effect of prohibiting, Borrower from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s Intellectual Property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Lien” herein.

7.6           Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.6(b) hereof.

7.7           Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock or other equity interests, except (i) any Borrower may pay dividends or distributions to any other Borrower, (ii) any Borrower may pay dividends solely in common stock; and (iii) any Borrower may repurchase the stock of former employees or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided that the aggregate amount of all such repurchases does not exceed One Hundred Thousand Dollars ($100,000) per fiscal year; or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary, except for Subsidiaries formed in accordance with Section 6.11) other than Permitted Investments, or permit any of its Subsidiaries to do so.

7.8           Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for (a) transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person, (b) bona fide equity financings with Borrower’s investors; (c) transactions with Affiliates that are borrowers or secured guarantors hereunder; (d) Investments described in clauses (f), (g), (h) and (i) of the definition of Permitted Investments; (e) reasonable and customary director and officer compensation (including bonuses and stock option programs), benefits and indemnification arrangements, in the ordinary course of business and approved by the board of directors or other equivalent governing body of Borrower (or a committee thereof); and (f) transactions described under the heading “Related Party Transactions” set forth in the Parent’s Form 10-K Report filed with the Securities and Exchange Commissions for the period ended December 31, 2016.

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7.9           Subordinated Debt.

(a)          Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt that would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to Obligations owed to Bank (except as otherwise provided for by the terms of the subordination agreement, intercreditor agreement or similar agreement relating to such Subordinated Debt).

7.10         Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to (a) meet the minimum funding requirements of ERISA, (b) prevent a Reportable Event or Prohibited Transaction, as defined in ERISA, from occurring, or (c) comply with the Federal Fair Labor Standards Act, the failure of any of the conditions described in clauses (a) through (c) which could reasonably be expected to have a material adverse effect on Borrower’s business; or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

7.11         Financial Trigger Event. From and at all times after the Financial Trigger Event but prior to the Financial Trigger Release Event, allow, permit or otherwise suffer the value of Pledged Collateral to be less than the Minimum Cash Collateral Value at any time.

8	EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1           Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension when due, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period shall not apply to payments due on the Growth Capital Maturity Date). During the cure period, the failure to make or pay any payment specified in clause (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);

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8.2         Covenant Default.

(a)          Borrower fails or neglects to perform any obligation in Sections 6.2, 6.4, 6.5, 6.6, 6.7, 6.8, 6.10, 6.11, or 6.13 or violates any covenant in Section 7; or

(b)          Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Cure periods provided under this section shall not apply, among other things, to financial covenants or any other covenants set forth in clause (a) above;

8.3         Material Adverse Change. A Material Adverse Change occurs;

8.4         Attachment; Levy; Restraint on Business.

(a) (i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or of any entity under the control of Borrower (including a Subsidiary) in excess of Fifty Thousand Dollars ($50,000), or (ii) a notice of lien or levy is filed against any of Borrower’s assets by any Governmental Authority, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; or

(b) (i) any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower from conducting all or any material part of its business;

8.5         Insolvency. (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made while any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

8.6         Other Agreements. There is, under any agreement to which Borrower is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of One Hundred Thousand Dollars ($100,000); or (b) any breach or default by Borrower or Guarantor, the result of which could have a material adverse effect on Borrower’s or any Guarantor’s business;

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8.7           Judgments; Penalties. One or more fines, penalties or final judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Thousand Dollars ($100,000) (or, as to judgments relating to litigation disclosed in the Perfection Certificate as of the Effective Date, an aggregate amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000) for all such disclosed litigation, subject to the condition that Borrower provides notice to Bank of such a judgment no later than five (5) Business Days after it is entered) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower by any Governmental Authority, and the same are not, within ten (10) days after the entry, assessment or issuance thereof, discharged, satisfied, or paid, or after execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Credit Extensions will be made prior to the satisfaction, payment, discharge, stay, or bonding of such fine, penalty, judgment, order, or decree);

8.8           Misrepresentations. Borrower or any Person acting for Borrower makes any representation, warranty or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;

8.9           Subordinated Debt. A default or breach occurs under any agreement between Borrower and any creditor of Borrower that signed a subordination, intercreditor, or other similar agreement with Bank, or any creditor that has signed such an agreement with Bank breaches any terms of such agreement; or

8.10         Delisting. The shares of common stock of Parent are delisted from the NASDAQ because of failure to comply with continued listing standards thereof or due to a voluntary delisting which results in such shares not being listed on any other nationally recognized stock exchange in the United States having listing standards at least as restrictive as the NASDAQ; or

8.11         Governmental Approvals. Any Governmental Approval required pursuant to any Loan Document or the operation of the Borrower’s business shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) causes, or could reasonably be expected to cause, a Material Adverse Change, or (ii) adversely affects the legal qualifications of Borrower or any of its Subsidiaries to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to affect the status of or legal qualifications of Borrower or any of its Subsidiaries to hold any Governmental Approval in any other jurisdiction.

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9	BANK’S RIGHTS AND REMEDIES

9.1         Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, without notice or demand, do any or all of the following:

(a)          declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

(b)          stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;

(c)          for any Letters of Credit, demand that Borrower (i) deposit cash with Bank in an amount equal to at least 105% (110% for Letters of Credit denominated in a Foreign Currency) of the Dollar Equivalent of the aggregate face amount of all Letters of Credit remaining undrawn (plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment)), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

(d)          terminate any FX Contracts;

(e)          verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Bank considers advisable, notify any Person owing Borrower money of Bank’s security interest in such funds;

(f)          make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien that appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(g)          apply to the Obligations (i) any balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

(h)          ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale and sell the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right to, upon and during the continuation of an Event of Default, use, without charge, Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit;

(i)          place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

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(j)          demand and receive possession of Borrower’s Books; and

(k)          exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

9.2         Power of Attorney. Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Bank determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Bank’s security interest in the Collateral, regardless of whether an Event of Default has occurred, until all Obligations have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder. Bank’s foregoing appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions terminates.

9.3         Protective Payments. If Borrower fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Bank will make reasonable efforts to provide Borrower with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.4         Application of Payments and Proceeds Upon Default. If an Event of Default has occurred and is continuing, Bank shall have the right to apply in any order any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations. Bank shall pay any surplus to Borrower by credit to the Designated Deposit Account or to other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. If Bank, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.

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9.5         Bank’s Liability for Collateral. So long as Bank complies with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Bank, Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6         No Waiver; Remedies Cumulative. Bank’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Bank’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election and shall not preclude Bank from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7         Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10	NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Bank or Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	Lipocine Inc.
675 Arapeen Drive, Suite 202
Salt Lake City, UT 84108
Attn: Chief Financial Officer
Fax: (801) 994-7388
Email: mb@lipocine.com
Website URL: https://www.lipocine.com/

If to Bank:	Silicon Valley Bank
4370 La Jolla Village Drive, Suite 1050
San Diego, CA 92122
Attn: Igor DaCruz
Fax: (858) 622-1424
Email: IDacruz@svb.com

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11	CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE

Except as otherwise expressly provided in any of the Loan Documents, California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrower in accordance with, Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

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This Section 11 shall survive the termination of this Agreement.

12	GENERAL PROVISIONS

12.1         Termination Prior to Maturity Date; Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations have been satisfied. So long as Borrower has satisfied the Obligations (other than inchoate indemnity obligations, any other obligations which, by their terms, are to survive the termination of this Agreement, and any Obligations under Bank Services Agreements that are cash collateralized in accordance with Section 4.1 of this Agreement), this Agreement may be terminated prior to the Growth Capital Maturity Date by Borrower, in accordance with Section 2.1.1(c). Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination.

12.2         Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Bank’s prior written consent (which may be granted or withheld in Bank’s discretion). Bank has the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents.

12.3         Indemnification. Borrower agrees to indemnify, defend and hold Bank and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Bank (each, an “Indemnified Person”) harmless against: (i) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (ii) all losses or expenses (including Bank Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions between Bank and Borrower (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct.

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This Section 12.3 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run.

12.4         Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.5         Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.6         Correction of Loan Documents. Bank may correct patent errors and fill in any blanks in this Agreement and the other Loan Documents consistent with the agreement of the parties.

12.7         Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by the party against which enforcement or admission is sought. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents.

12.8         Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.9         Borrower Liability. Each Borrower may, acting singly, request Credit Extensions hereunder. Each Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Credit Extensions hereunder. Each Borrower hereunder shall be jointly and severally obligated to repay all Obligations, including, without limitation, all Credit Extensions made hereunder, regardless of which Borrower actually receives said Credit Extension, as if each Borrower hereunder directly received all Credit Extensions. Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, including, without limitation, the benefit of California Civil Code Section 2815 permitting revocation as to future transactions and the benefit of California Civil Code Sections 1432, 2809, 2810, 2819, 2839, 2845, 2847, 2848, 2849, 2850, and 2899 and 3433, and (b) any right to require Bank to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Bank may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Bank under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

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12.10         Confidentiality. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank’s Subsidiaries or Affiliates (such Subsidiaries and Affiliates, together with Bank, collectively, “Bank Entities”); (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, that any prospective transferee or purchaser shall have entered into an agreement containing provisions substantially the same as those in this Section); (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required in connection with Bank’s examination or audit; (e) as Bank considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein. Confidential information does not include information that is either: (i) in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain (other than as a result of its disclosure by Bank in violation of this Agreement) after disclosure to Bank; or (ii) disclosed to Bank by a third party if Bank does not know that the third party, is prohibited from disclosing the information.

Bank Entities may use anonymous forms of confidential information for aggregate datasets, for analyses or reporting, and for any other uses not expressly prohibited in writing by Borrower. The provisions of the immediately preceding sentence shall survive termination of this Agreement.

12.11         Attorneys’ Fees, Costs and Expenses. In any action or proceeding between Borrower and Bank arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

12.12         Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

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12.13         Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.14         Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

12.15         Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

12.16         Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

13	DEFINITIONS

13.1         Definitions. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. As used in this Agreement, the following capitalized terms have the following meanings:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” is defined in the preamble hereof.

“Bank” is defined in the preamble hereof.

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“Bank Entities” is defined in Section 12.10.

“Bank Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings and those identified as Bank Expenses in Section 9.3 hereof) or otherwise incurred with respect to Borrower.

“Bank Services”  are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).

“Borrower” is defined in the preamble hereof.

“Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrowing Resolutions” are, with respect to any Person, those resolutions substantially in the form attached hereto as Exhibit C.

“Business Day” is any day that is not a Saturday, Sunday or a day on which Bank is closed.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) Bank’s certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Change in Control” means (a) at any time after the date hereof, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) that is not a holder of equity securities of Parent on the date hereof, directly or indirectly, of twenty-five percent (25%) or more of the ordinary voting power for the election of directors of Parent (determined on a fully diluted basis) other than by the sale of Parent’s equity securities in a public offering or to venture capital or private equity investors so long as Borrower identifies to Bank the venture capital or private equity investors at least seven (7) Business Days prior to the closing of the transaction and provides to Bank a description of the material terms of the transaction; (b) during any period of 12 consecutive months after the date hereof, a majority of the members of the Board of Directors or other equivalent governing body of Parent cease to be composed of individuals (i) who were members of that Board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that Board or equivalent governing body was approved or accepted by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that Board or equivalent governing body or (iii) whose election or nomination to that Board or other equivalent governing body was approved or accepted by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that Board or equivalent governing body; or (c) at any time, Borrower shall cease to own and control, of record and beneficially, directly or indirectly, one hundred percent (100%) of each class of outstanding capital stock of each Subsidiary of Borrower free and clear of all Liens (except Liens created by this Agreement).

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“Claims” is defined in Section 12.3.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit D.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

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“Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Bank pursuant to which Bank obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account, in each case which Control Agreement shall (a) provide the applicable Borrower the right to have access to the relevant account prior to the giving of a notice of exclusive control or other similar direction by the Bank and (b) shall otherwise be in form and substance reasonably acceptable to the Bank.

“Conversion Date” is defined in Section 2.1.1(b)(ii).

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Credit Extension” is the Growth Capital Advance or any other extension of credit by Bank for Borrower’s benefit under this Agreement.

“Default Rate” is defined in Section 2.2(b).

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Deposit Account” is the multicurrency account denominated in Dollars, account number *******427, maintained by Borrower with Bank.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Bank at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

“Domestic Subsidiary” means a Subsidiary of Borrower organized under the laws of the United States or any state or territory thereof or the District of Columbia.

“Effective Date” is defined in the preamble hereof.

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“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” is defined in Section 8.

“Exchange Act” is the Securities Exchange Act of 1934, as amended.

“FDA” means the United States Food and Drug Administration.

“Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due in accordance with Section 2.1.1 above, equal to the Growth Capital Loan Commitment multiplied by the Final Payment Percentage.

“Final Payment Percentage” is six and one-half percent (6.5%).

“Financial Trigger Event” means that Borrower has not, by May 31, 2018, provided to Bank evidence reasonably satisfactory to Bank that Borrower has received FDA approval for the sale of TLANDO in the United States.

“Financial Trigger Release Event” means Bank’s receipt, after the occurrence of the Financial Trigger Event, of evidence reasonably satisfactory to Bank that Borrower has received FDA approval for the sale of TLANDO in the United States.

“Foreign Currency” means lawful money of a country other than the United States.

“Foreign Subsidiary” means any Subsidiary of the Borrower which is not a Domestic Subsidiary.

“Funding Date” is any date on which a Credit Extension is made to or for the account of Borrower, which shall be a Business Day.

“FX Contract” is any foreign exchange contract by and between Borrower and Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency on a specified date.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination.

“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

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“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Growth Capital Advance” is defined in Section 2.1.1(a).

“Growth Capital Loan Commitment” is Ten Million Dollars ($10,000,000).

“Growth Capital Maturity Date is December 1, 2021.

“Guarantor” is any Person providing a Guaranty in favor of Bank. For the avoidance of doubt, it is acknowledged that, as of the Effective Date, there are no Guarantors.

“Guaranty” is any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented. For the avoidance of doubt, it is acknowledged that, as of the Effective Date, there are no Guaranties.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 12.3.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:

(a)          its Copyrights, Trademarks and Patents;

(b)          any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c)          any and all source code;

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(d)          any and all design rights which may be available such Person;

(e)          any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f)          all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Interest-Only Extension Milestone” means Bank’s receipt, on or prior to May 31, 2018, of evidence reasonably satisfactory to Bank that Borrower has received FDA approval for TLANDO.

“Interest-Only Period” means the period commencing on the Funding Date of the Growth Capital Advance and continuing through (a) if Borrower has not satisfied the Interest-Only Extension Milestone, December 31, 2018, or (b) if Borrower has satisfied the Interest-Only Extension Milestone, June 30, 2019.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“Key Person” is each of Borrower’s (a) President and Chief Executive Officer, who is Mahesh V. Patel as of the Effective Date, and (b) Executive Vice President and Chief Financial Officer, who is Morgan Brown as of the Effective Date.

“Letter of Credit” is a standby or commercial letter of credit issued by Bank upon request of Borrower based upon an application, guarantee, indemnity, or similar agreement.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, any Bank Services Agreement, all agreements, instruments and documents relating to any Pledged Collateral, any subordination agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement by Borrower and/or any Guarantor with or for the benefit of Bank in connection with this Agreement or Bank Services, all as amended, restated, or otherwise modified.

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“Material Adverse Change” is (a) a material impairment in the perfection or priority of Bank’s Lien in the Collateral or in the value of such Collateral (including, without limitation, any Pledged Collateral); (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

“Minimum Cash Collateral Value” means Five Million Dollars ($5,000,000).

“Monthly Financial Statements” is defined in Section 6.2(a).

“Obligations” are Borrower’s obligation to pay when due any debts, principal, interest, fees, Bank Expenses, and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents, or otherwise, including, without limitation, any interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and the performance of Borrower’s duties under the Loan Documents.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment/Advance Form” is that certain form attached hereto as Exhibit B.

“Perfection Certificate” is defined in Section 5.1.

“Permitted Indebtedness” is:

(a)          Borrower’s Indebtedness to Bank under this Agreement and the other Loan Documents;

(b)          Indebtedness existing on the Effective Date and shown on the Perfection Certificate;

(c)          Subordinated Debt;

(d)          unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(e)          Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

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(f)          Indebtedness secured by Liens permitted under clauses (a) and (c) of the definition of “Permitted Liens” hereunder;

(g)          Indebtedness among Borrowers and any secured Guarantors;

(h)          Subject to the restriction that Indebtedness described in this clause (h) and the Investments described in clause (g) of Permitted Investments shall not in the aggregate exceed One Hundred Thousand Dollars ($100,000), Indebtedness of a Borrower to any Subsidiary that is not a Borrower or secured Guarantor hereunder and Indebtedness of any Subsidiary that is not a Borrower or secured Guarantor hereunder to Borrowers;

(i)          extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (h) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be;

(j)          Indebtedness in connection with commercial credit cards outside of Bank, in an aggregate amount not exceeding One Hundred Thousand Dollars ($100,000) at any time outstanding; and

(k)          Other unsecured Indebtedness not otherwise permitted by Section 7.4, in an aggregate amount not exceeding Fifteen Thousand Dollars ($15,000) at any time outstanding.

“Permitted Investments” are:

(a)          Investments shown on the Perfection Certificate and existing on the Effective Date;

(b)          (i) Investments consisting of Cash Equivalents, (ii) Investments in Collateral Accounts maintained at Bank or Bank’s Affiliates that are managed by Bank or Bank’s Affiliates, and (iii) any Investments permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Bank;

(c)          Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;

(d)          Investments consisting of deposit accounts in which Bank has a perfected security interest (except for (i) the payroll, payroll tax and other employee wage and benefit payments accounts to or for the benefit of Borrower’s employees, if any, permitted pursuant to Section 6.6(b) and (ii) so long as a Control Agreement has not been obtained on the Chase Accounts as permitted in Section 3.3(b), the Chase Accounts);

(e)          Investments accepted in connection with Transfers permitted by Section 7.1;

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(f)          Investments consisting of the creation of a Subsidiary for the purpose of consummating a merger transaction permitted by Section 7.3 of this Agreement, which is otherwise a Permitted Investment;

(g)          Subject to the restriction that Investments described in this clause (g) and the Indebtedness described in clause (h) of Permitted Indebtedness shall not in the aggregate exceed One Hundred Thousand Dollars ($100,000), (i) Investments of Subsidiaries that are secured Guarantors in or to other Subsidiaries that are secured Guarantors or Borrower and Investments by Borrower in Subsidiaries that are secured Guarantors, and (ii) Investments (A) by Borrowers in their Subsidiaries that are not Borrowers or secured Guarantors hereunder, and (B) by Subsidiaries that are not Borrowers or secured Guarantors hereunder in other Subsidiaries that are not Borrowers or secured Guarantors hereunder.

(h)          Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors;

(i)          Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(j)          Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (j) shall not apply to Investments of Borrower in any Subsidiary; and

(k)          Other Investments in an amount not exceeding One Hundred Thousand Dollars ($100,000) in the aggregate outstanding at any time.

“Permitted Liens” are:

(a)          Liens existing on the Effective Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents;

(b)          Liens for taxes, fees, assessments or other government charges or levies, either not due and payable or being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

(c)          purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

38

(d)          Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory and related property, securing liabilities in the aggregate amount not to exceed One Hundred Thousand Dollars ($100,000) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e)          Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(f)          Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c); provided that any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(g)          leases or subleases of real property granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business);

(h)          non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of a Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business);

(i)          Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 8.4 and 8.7;

(j)          Liens in favor of other financial institutions arising in connection with Borrower’s deposit and/or securities accounts held at such institutions so long as Borrower is in compliance with Section 6.6 hereof;

(k)          easements, zoning restrictions, rights-of-way, minor defects or irregularities in title and similar encumbrances on real property imposed by law or arising in the ordinary course of business which (i) do not secure obligations for the payment of money, (ii) are not material in amount and (iii) do not materially detract from or impair the value of the affected property or interfere materially with the ordinary conduct of business of Borrower; and

(l)          Liens with respect to security deposits given by Borrower to secure real estate leases not exceeding One Hundred Thousand Dollars ($100,000) in the aggregate outstanding at any time.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

39

“Pledged Collateral” means a cash collateral account maintained with Bank by Borrower, which account shall be restricted such that neither Borrower nor any other Person (other than Bank) shall be entitled to withdraw or transfer any funds from such accounts, place any Liens on such accounts other than in favor of Bank, or otherwise dispose of the funds in such accounts and which accounts shall be subject to a first priority perfected security interest in favor of Bank.

“Prepayment Fee” shall be an amount equal to (i) two percent (2%) of the outstanding principal balance of the Growth Capital Advance if the principal balance of the Growth Capital Advance is outstanding one (1) year or less, or (ii) one percent (1%) of the outstanding principal balance of the Growth Capital Advance if the principal balance of the Growth Capital Advance is outstanding more than one (1) year and less than two (2) years. There shall be no Prepayment Fee if the principal balance of the Growth Capital Advance is outstanding two (2) years or more.

“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement; and provided further that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors).

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Repayment Period” is the period of time commencing on the Conversion Date and continuing through the Growth Capital Maturity Date.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer or Controller of Borrower.

“Restricted License” is any material license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with Bank’s right to sell any Collateral. Notwithstanding anything to the contrary, “Restricted License” shall not include any license of over-the-counter software that is commercially available to the public.

“SEC” shall mean the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.

40

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Subordinated Debt” is indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank.

“Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower or Guarantor.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

“Transfer” is defined in Section 7.1.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

LIPOCINE INC.

By:
Name:
Title:

LIPOCINE OPERATING INC.

By:
Name:
Title:

BANK:

SILICON VALLEY BANK

By:
Name:
Title:

[Signature Page to Loan and Security Agreement]

EXHIBIT A

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, in each of the foregoing cases, whether now owned or hereafter acquired, wherever located; and

All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding anything to the contrary herein, the Collateral does not include any of the following, whether now owned or hereafter acquired: (a) more than sixty-five percent (65%) of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any Foreign Subsidiary which shares entitle the holder thereof to vote for directors or any other matter; (b) any intent-to-use trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise; (c) rights held under a license that are not assignable by their terms without the consent of the licensor thereof (but only to the extent such restriction on assignment is enforceable under applicable law); (d) any interest of Borrower as a lessee under an Equipment lease if Borrower is prohibited by the terms of such lease from granting a security interest in such lease or under which such an assignment or Lien would cause a default to occur under such lease; provided, however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by Borrower or Bank; or (e) Intellectual Property; provided, however, the Collateral shall include all Accounts and all proceeds of Intellectual Property. If a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and such property that are proceeds of Intellectual Property, then the Collateral shall automatically, and effective as of the Effective Date, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in such Accounts and such other property of Borrower that are proceeds of the Intellectual Property.

Pursuant to the terms of Section 7.5 and except for Permitted Liens, Borrower has agreed not to encumber any of its Intellectual Property without Bank’s prior written consent.

A-1

EXHIBIT B

Loan Payment/Advance Request Form

Deadline for same day processing is Noon Pacific Time.

Fax To: (858) 622-1424	Date: _____________________

LOAN PAYMENT:

LIPOCINE INC. and LIPOCINE OPERATING INC.

From Account #________________________________	To Account #____________________________________
(Deposit Account #)	(Loan Account #)

Principal $____________________________________	and/or Interest $__________________________________
Authorized Signature:_____________________________	Phone Number:___________________________________
Print Name/Title:__________________________________

Loan Advance:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #_________________________________	To Account #____________________________________
(Loan Account #)	(Deposit Account #)

Amount of Advance $___________________________

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature: ___________________________	Phone Number: __________________________
Print Name/Title: ________________________________

Outgoing Wire Request:

Complete only if all or a portion of funds from the loan advance above is to be wired.

Deadline for same day processing is noon, P.S.T.

Beneficiary Name: _____________________________	Amount of Wire: $________________________________
Beneficiary Bank: ______________________________	Account Number:_________________________________

City and State:

Beneficiary Bank Transit (ABA) #: ___________	Beneficiary Bank Code (Swift, Sort, Chip, etc.):
(For International Wire Only)

Intermediary Bank: _______________________	Transit (ABA) #: _____________________________________

For Further Credit to:______________________________________________________________________________

Special Instruction:________________________________________________________________________________

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature: ___________________________	2nd Signature (if required): ___________________________
Print Name/Title: _______________________________	Print Name/Title: __________________________________
Telephone #: _________________________________	Telephone #: ____________________________________

B-1

EXHIBIT C

BORROWING RESOLUTIONS

[see attached]

C-1

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date: ________________________
FROM:	LIPOCINE INC. and LIPOCINE OPERATING INC.

The undersigned, solely in his or her capacity as an authorized officer of LIPOCINE INC., on behalf of LIPOCINE INC. and LIPOCINE OPERATING INC. (individually and collectively, jointly and severally, “Borrower”), certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank, except as noted below. Attached are the required documents supporting the certification. The undersigned, solely in his or her capacity as an authorized officer of Borrower, certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned, solely in his or her capacity as an authorized officer of Borrower, acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Quarterly financial statements with Compliance Certificate	Quarterly within 45 days (Q1 – Q3)	Yes No
Annual financial statements (CPA Audited) + CC	FYE within 90 days
Annual Board Approved Financial Projections	FYE within 30 days (and as updated)	Yes No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

LIPOCINE INC., on behalf of itself and all Borrowers	BANK USE ONLY

By:	Received by:
Name:		authorized signer
Title:	Date:

Verified:
authorized signer
Date:

Compliance Status: Yes No

D-1